AGREEMENT TO CONVERT DEBT

This Agreement to Convert Debt (the “Agreement”) is made as of October 15, 2007 (the “Effective Date”) by and among Inseat Solutions, LLC, a California Limited Liability Company (the “Holder”), and Hemcure, Inc., a Nevada corporation.

RECITALS

A. Pursuant to the promissory notes and other debt listed on Schedule I attached hereto, as of May 31, 2007, the Company’s wholly owned subsidiary, AuraSound, Inc., a California corporation, owes Inseat, in principal and accrued interest, the total sum of $3,646,344.63 (the “Total Amount Owed”), out of which Inseat has agreed to convert $2,500,000 (the “Converted Amount”) in accordance with this Agreement.

B. The Company wishes to pay the Converted Amount by issuing securities to the Holder and the Holder has agreed to accept the Company’s securities as full and final payment of the Converted Amount, in accordance with the terms of this Agreement.

Therefore, the Company and the Holder agree as follows:

AGREEMENT

1. Issuance of Securities and Cancellation of Debt.

(a) Securities to be Issued. The Holder agrees to accept, and the Company agrees to issue to the Holder, as full and final payment of the Converted Amount, 1,666,667 shares (the “Shares”) of the Company’s $0.01 par value per share common stock (“Common Stock”), and a warrant, in the form attached hereto as Exhibit A, to purchase 1,666,667 shares of Common Stock at an exercise price of $1.50 per share (the “Warrant”).

(b) Exchange of Documents. A certificate representing the Shares and the Warrant shall be delivered to the Holder as soon as practicable. Upon receipt of the Shares and the Warrant, (i) the Holder will return to the Company for cancellation on its books and records all the original executed promissory notes listed on Schedule I hereto (the “Promissory Notes”), (ii) the Company shall record the payment of the Converted Amount on its books and records, and (iii) the Company shall issue a new promissory note to Inseat, bearing simple interest at the rate of 9% per annum, in the principal amount of $1,146,344.63, representing the difference between the Total Amount Owed and the Converted Amount.

2. Representations by Company.

The Company hereby represents and warrants to the Holder as follows:

(i) The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada.

(ii) The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite action by the Company and this Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(iii) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action of the Company; and this Agreement has been duly executed and delivered by the Company.

(iv) The Shares and, when issued, the shares issuable upon exercise of the Warrant (the “Warrant Shares”), will be duly and validly issued, fully paid and nonassessable, and free of any liens or encumbrances.

3. Representations by the Holder.

The Holder hereby represents and warrants to the Company as follows:

(i) The Holder has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite action by the Holder and this Agreement, when executed and delivered by the Holder, constitutes a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii) The Holder has a pre-existing personal or business relationship with the Company and its officers and directors.

(iii) The Holder is an “accredited investor”, as that term is defined in Rule 501 of Regulation D in that the sole shareholder of the Holder is a director and officer of the Company.

(iv) The Holder has complied with all applicable investment laws and regulations in force relating to the legality of an investment in the Shares and the Warrant in the jurisdiction in which it is subject, and the Holder has obtained any consent, approval or permission required in that jurisdiction.

(v) The Holder understands and acknowledges that none of the Shares, the Warrant or the Warrant Shares have been registered with the Securities and Exchange Commission under Section 5 of the Securities Act or registered or qualified with any applicable state or territorial securities regulatory agency in reliance upon one or more exemptions afforded from registration or qualification.

(vi) The Holder understands and acknowledges that the Shares, the Warrant and the Warrant Shares are deemed to be “restricted” securities under the Securities Act, and may be re-sold only pursuant to exemptions provided by the Securities Act. The Holder understands and acknowledges that the Company is required to place a legend on each certificate representing the Shares and the Warrant stating that the Shares and the Warrant have not been registered under the Securities Act.

(vii) The Holder understands and acknowledges that: (i) prior to any sale, transfer, assignment, pledge, hypothecation or other disposition of the Shares, the Warrant or the Warrant Shares it must either: (1) furnish the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company and to its legal counsel, to the effect that such disposition is exempted from the registration and prospectus delivery requirement under the Securities Act and the securities laws of the jurisdiction in which the Holder resides, and legal counsel for the Company shall have concurred in such opinion; or (2) satisfy the Company that a registration statement on Form SB-2 under the Securities Act (or any other form appropriate under the Securities Act, or any form replacing any such form) with respect to the securities proposed to be so disposed of shall then be effective; and that such disposition shall have been appropriately qualified or registered in accordance with the applicable securities laws of the jurisdiction in which the Holder resides.

4. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

(b) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Company at 11839 East Smith Avenue Santa Fe Springs, California 90670, facsimile number (562) 447-1788, Attn: Chief Executive Officer or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at 11839 East Smith Avenue Santa Fe Springs, California 90670, facsimile number (562) 447-1788, Attn: Chief Executive Officer. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Pacific time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Pacific time) on any date and earlier than 11:59 p.m. (Pacific time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither the Holder nor the Company may assign its rights or obligations hereunder without the prior written consent of the other.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement to Convert Debt as of the date first written above.

HEMCURE, INC.

By:	/s/ Arthur Liu
Arthur Liu, Chief Executive Officer

INSEAT SOLUTIONS, LLC

By:	/s/ Judie Rothenberger
Judie Rothenberger, Chief Executive Officer